PURCHASE AND SALE AGREEMENT

FOR

Approximately 6.2 Acres of Land with Commercial Building

located at 295 Tarrytown Road, Elmsford, New York

Known As

Block 116, Section 5.8, Lots 9 & 10

on the Town of Greenburgh Assessment Map

TRINITY PLACE HOLDINGS INC., SELLER

TO

KRC ACQUISITION CORP., PURCHASER

DATED: As of July 16, 2013

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of the 16th day of July, 2013 (the "Effective Date") by and between TRINITY PLACE HOLDINGS, INC., formerly SYMS CORP., a Delaware corporation ("Seller"), having an office at 1 Syms Way, Secaucus, New Jersey 07094, and KRC ACQUISITION CORP. ("Purchaser"), having an office at 3333 New Hyde Park Road, Suite 100, New Hyde Park, New York 11042.

WITNESSETH:

ARTICLE I

PURCHASE AND SALE

1.1          Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the Property (as hereinafter defined) for the consideration and upon and subject to the terms, provisions, and conditions set forth in this Agreement:

(a)          two pieces, tracts or parcels of land situated in the Town of Greenburgh, more particularly described on Exhibit A-1 attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such properties, including any easements, rights, titles and interests of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land"). For the avoidance of any ambiguity, the portion of the Land which is described on page 1 of Exhibit A-1 is hereinafter referred to as the “Ground Leased Parcel,” and the portion of the Land described on page 2 of Exhibit A-1 is hereinafter referred to as the “SA Parcel.”

(b)          the building, structures, fixtures and other improvements on the Land, including specifically, without limitation, those certain commercial building located thereon having street address of 295 Tarrytown Road, Elmsford, New York, New York (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements" which, together with the Land, is hereinafter referred to as the "Realty");

(c)          all of Seller's right, title and interest in and to all tangible personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and the Improvements and described on Exhibit A-2 (the "Personal Property Schedule") (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

(d)          all of Seller’s right, title and interest in and to all lease agreements affecting the Land and described on Exhibit A-3 (the items described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases")); and

(e)          all of Seller's right, title and interest in and to (i) all approved service contracts (the “Service Contracts”) as described on Exhibit E (ii) all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, (iii) all other intangible rights relating to the Realty but excluding any liabilities and any counterclaims that may have been made with respect to future claims (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the "Intangibles").

1.2          Property Defined. The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property".

1.3          Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be Permitted Exceptions pursuant to Section 2.1 and 2.6 hereof (herein referred to collectively as the "Permitted Exceptions").

1.4          Purchase Price. Subject to the provisions set forth herein, Seller is to sell and Purchaser is to purchase the Property for a total of Twenty Three Million and No/100 Dollars ($23,000,000.00) (the "Purchase Price"). For the avoidance of any ambiguity, Seller and Purchaser agree that the Purchase Price is allocated as follows: $5,000,000.00 is allocated to the Ground Leased Parcel and $18,000,000.00 is allocated to the SA Parcel. It is further understood that $0.00 has been allocated to the assignments of the ground leases described as items 4 and 5 on Exhibit A-3, hereinafter referred to as the “Leone Ground Lease” and the “Regard Ground Lease.”

1.5          Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable as follows:

(a)          Down Payment. Simultaneously with the execution and delivery of this Agreement, Purchaser shall deliver to First American Title Company of New York (“First American”), as “Escrow Agent,” by wire transfer, the sum of One Million, Two Hundred and Fifty Thousand and No/100 Dollars ($1,250,000.00) (the "Down Payment"). The Down Payment shall be placed in a non-interest bearing account and held and released in accordance with the terms set forth in Article IX hereof and the provisions stated below in this Section 1.5(a). For the avoidance of any ambiguity, Seller and Purchaser agree that the Down Payment is allocated as follows: $275,000.00 is allocated to the Ground Leased Parcel and $975,000.00 is allocated to the SA Parcel.

(b)          Closing Balance. The balance of the Purchase Price in the amount of Twenty-One Million, Seven Hundred Fifty Thousand and no/100 Dollars ($21,750,000.00), as adjusted by prorations and adjustments as herein provided, shall be paid in full by Purchaser at Closing to First American by wire transfer, for release to Seller as directed by Seller.

1.6          Purchase Not Contingent On Financing.   Purchaser represents to Seller that it has sufficient funds to purchase the Property as contemplated in this Agreement and acknowledges that its obligations hereunder are not subject to or contingent upon the Purchaser's ability to obtain a mortgage or any other financing. Purchaser’s failure to close pursuant to the terms of this Agreement because of a lender’s failure to fund shall be a material default and result in the forfeiture of Purchaser’s Down Payment.

1.7  Due Diligence Items. Seller has provided, and Purchaser acknowledges the review of, the materials made available by Seller and/or Calkain Companies online in the “war room” including, without limitation, the following:

a) current preliminary title report (including exceptions), prepared by Chicago Title Insurance Company.

b) partial, incomplete copies of all tenant leases and contracts affecting the Property including the ground leases described as items 4 and 5 on Exhibit A-3. Said item 4 is hereinafter referred to as the “Leone Ground Lease,” and said item 5 is hereinafter referred to as the “Regard Ground Lease.”

c) environmental reports, if any.

d) surveys as set forth in paragraph 2.1.

e) [intentionally deleted].

f) leasehold mortgage as described in the preliminary title report.

g) [intentionally deleted].

h) current property tax statements for the Property.

i) [intentionally deleted].

j) [intentionally deleted].

k) a roof warranty, which is to be transferred pursuant to this Agreement.

Items (a) through (k) above and any other documents related to the Property provided to Purchaser prior to the execution of the Agreement are hereinafter referred to as the "Due Diligence Items."

1.8  Purchaser’s right to terminate. Purchaser may terminate this Agreement in its entirety by written notice setting forth the basis for such termination (the “Termination Notice”) received by Seller prior to 5:00 p.m. on the date that is ten (10) days after the Effective Date, time being of the essence (the “Due Diligence Date”) if the results of the “Phase 2” Environmental investigations for the SA Parcel that are the subject of an agreement dated July 1, 2013 (the “Access Agreement”) discloses any condition upon the Property which will prevent, limit, or materially and adversely affect Purchaser's ability to use the Property as currently operated or (b) any physical defect or violation of any legal requirement or other contract or agreement affecting the Property (including, without limitation, the presence of hazardous materials or wastes, or other adverse environmental condition).; and, in either case, Seller is unable to correct or cure such condition within thirty (30) days after notice to Seller (a "Due Diligence Notice"), which notice must be given to Seller prior to the Due Diligence Date, then Purchaser shall also have the right to terminate this Agreement within five (5) business days after the expiration of Seller's thirty (30) day cure period, and Purchaser shall receive a return of the Down Payment (the foregoing, the "Due Diligence Termination Right”). In the event Purchaser exercises its termination right pursuant to this Section 1.8, then Seller and Purchaser hereby jointly and irrevocably direct First American to promptly return the Down Payment to Purchaser; and, upon Purchaser’s receipt of the Down Payment, this Agreement shall cease, terminate, and be of no further force or effect whatsoever. If Seller and Purchaser disagree as to whether or not Seller has fully cured any objection raised by Purchaser, First American shall continue to hold the Down Payment until either (i) Seller and Purchaser jointly direct First American, in writing, as to the proper disbursement of the Down Payment, or (ii) a final and unappealable court order directs First American as to the proper disposition of the Down Payment.

1.9          Failure to terminate. If Purchaser fails to terminate this Agreement in its entirety pursuant to Section 1.8 above, then (a) the Down Payment shall be non-refundable, except as expressly provided in this Agreement including, without limitation, as provided in Sections 2.5 and 4.6 below, and (b) Purchaser shall be deemed to represent to Seller that (i) Purchaser has concluded whatever investigation it desires in accordance with this Agreement; and (ii) Purchaser is satisfied with the condition of title.

ARTICLE II

TITLE AND SURVEY

2.1          Title Examination. Purchaser acknowledges receipt and review of the preliminary title report dated February 15, 2013 (Title Number 3713-00095) (the “Preliminary Title Report”) prepared by Chicago Title Insurance Company (“Chicago Title”), as well as a copy of the survey of a portion of the Property prepared by Bock & Clark Corp. dated July 29, 2012, as revised August 10, 2012 and September 4, 2012 (collectively the “Survey”) and the new survey (the “New Survey”) prepared by Kulhanek & Plan Land Surveyors, PC. Purchaser, at its sole cost and expense, may cause the Survey or the New Survey to be re-certified and/or obtain a currently dated survey (an “Updated Survey”). Any matters set forth on Exhibit I shall be deemed a “Permitted Exception” and Purchaser agree to accept title subject to such Permitted Exceptions.

2.2	Seller's Right to Extend Closing.

In the event of any objection by Purchaser that arises from facts not disclosed on the Preliminary Report, Survey, or New Survey Seller shall, at its option, be entitled to an adjournment of the Closing, if necessary, for a period not to exceed fifteen (15) days to enable Seller to attempt to remove any claimed defect, lien, encumbrance or objection.

2.3	Limitation on Seller's Title Obligations.

Seller acknowledges receipt of First American’s preliminary title report (i.e., First American’s title no. 3020-609908, last revised on 7/15/2013), and Seller agrees to satisfy the requirements of Schedule B-1 thereof as amended. However, Seller shall not be required or obligated to (i) commence any litigation or (ii) to incur any costs or expenses to cure or remove any defect, lien, encumbrance or objection, except that Seller shall be obligated to cure, remove or provide for the satisfaction of any defect, lien, encumbrance or objection which arises from Seller's actions after the Effective Date of this Agreement.

2.4	Purchaser's Right to Accept Title.

If Seller advises Purchaser that Seller is unable to remove any defect, lien, encumbrance or objection, Purchaser may nevertheless elect to accept such title as Seller may be able to convey, and Purchaser shall not be entitled to any abatement, reduction of or any credit or allowance against the Purchase Price by reason thereof, and Seller shall have no further liability with respect thereof.

2.5	Seller's Inability to Perform.

If Seller for any reason whatsoever, other than Seller's default, shall be unable to deliver title to the Premises subject only to the Permitted Exceptions in accordance with the terms, conditions and provisions herein contained, the sole liability and obligation of Seller shall be to return the Down Payment to Purchaser. Upon such return, this Agreement shall be deemed terminated with neither party having any further liability to the other except as expressly reserved in this Agreement.

2.6          Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser marketable title to the Property. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject only to the following matters, which shall also be deemed to be “Permitted Exceptions”:

(a)          The rights of Seller (or, if Seller is not, at Closing, the tenant of record, then the rights of such tenant of record), as tenant only, under the Leone Ground Lease and the Regard Ground Lease;

(b)          The leasehold mortgages as identified on Exhibit I;

(c)          The lien of any real estate taxes, water charges, sewer rents, vault taxes and assessments, and any interest and penalties thereon not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

(d)          Local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

(e)          Consents by the Seller or any former owner of the Property for the erection of any structure or structures on, under or above any street or streets on which the Property may abut, and which consents have been duly filed with the appropriate government agencies;

(f)          Any lien, encumbrance or lis pendens for which the instrument required to remove said encumbrance of record is delivered to and approved by First American on or prior to the Closing Date together with the required recording or filing fee;

(g)          The lien of any governmental assessment which is or may become payable in annual installments of which any installment is then a charge or a lien, subject to adjustment as herein provided;

(h)          Judgments, bankruptcies, or other proceedings against other persons having names the same as or similar to that of Seller, provided Seller on request delivers to First American an affidavit acceptable to First American showing that such judgments, bankruptcies or other proceedings are not against Seller;

(i)           Rights to maintain vaults and chutes under any sidewalks;

(j)           To the extent set forth on Exhibit I, rights of electric, gas, steam, telephone, cable, water and any other utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cables, boxes and related equipment upon, under and above the Property, provided same are not violated by the existing improvements;

(k)           Possible de minimis variations between the description of the Property on the tax maps and in this Agreement;

(l)           The rights of ingress and egress over the Leone and Regard ground leases as described on Schedule A-3;

(m)          The lien of any unpaid federal or state income, estate or inheritance taxes or state franchise taxes, provided that First American issues to the Purchaser at the Closing, a policy of title insurance insuring against the collection thereof out of the Property; and

(n)          Any state of facts disclosed in the Preliminary Title Report.

(o)          Any and all Violations (as hereinafter defined) dated on or prior to Closing unless such Violations were caused by Seller or it employees, agents or contractors acts or omissions and (i) were either not disclosed in the Preliminary Title Report or known to the Purchaser prior to the Due Diligence Date or could have reasonably been discovered by Purchaser prior to the Due Diligence Date and/or (ii) arose after the Due Diligence Date. Violations shall mean notices of violation of any law, rule, regulation (including without limitation, the Americans with Disabilities Act) or municipal ordinances, orders or requirements (collectively the “Laws”) that have been issued by any federal, state or municipal department having jurisdiction over the Property and which pertain to the Property itself (rather than activities or business operations thereon) and have not been fully remedied or discharged of record.

(p)          The matters set forth on Exhibit I.

ARTICLE III

INSPECTION PERIOD

3.1          Right of Inspection. To the extent set forth in Section 1.7, Purchaser acknowledges receipt of the Due Diligence Items. Furthermore, prior to the Due Diligence Date Seller will allow Purchaser and its employees, agents, contractors and representatives (collectively, "Purchaser's Representatives"), upon reasonable prior notice (telephonic notice being deemed acceptable) to enter upon the Property at reasonable times for the purpose of investigating and inspecting the Property ("Investigations"). Purchaser shall be solely responsible for all of the costs and expenses of any Investigations and shall conduct such Investigations in good faith and with due diligence. Notwithstanding the foregoing, Seller's prior written consent (which may be granted or withheld in Seller’s sole discretion) shall be required for any Investigations which involve invasive or destructive testing of the Property (or any portion thereof and including, without limitation, any boring of the Property in connection with an environmental audit or otherwise) or any alteration of the Property (or any portion thereof). In the event Seller does provide its consent to any such invasive testing or alteration, Purchaser shall promptly restore the Property to its condition immediately prior to, as applicable, such test or alteration. Purchaser shall (i) fully comply with all laws, rules and regulations applicable to Property and/or the Investigations and all other activities undertaken in connection therewith, (ii) not interfere with the maintenance or operation of the Property (or any portion thereof) by Seller (or any of its agents, representatives, guests, invitees, contractors, or employees), and (iii) permit Seller to have a representative present during all Investigations undertaken hereunder. Purchaser hereby agrees to indemnify, defend and hold harmless Seller and Seller's partners, and their respective officers, directors, employees, agents, contractors and tenants from and against any and all loss, cost, expense, damage, claim and liability (including, without limitation, reasonable attorneys' fees and disbursements), suffered or incurred by Seller or any of such other entities or persons and arising out of or in connection with (i) Purchaser and/or Purchaser's Representatives entry upon the Property, (ii) any Investigations and other activities conducted on the Property by Purchaser or Purchaser's Representatives, and (iii) any liens or encumbrances filed or recorded against the Property as a consequence of any and all Investigations and other activities undertaken by Purchaser or Purchaser's Representatives. The indemnity set forth in this Article III shall survive the Closing and delivery of the Deed. In addition to the foregoing, Purchaser shall have the right to enter upon the Property after the Due Diligence Date and prior to Closing (upon prior notice and at reasonable times) in order to confirm that the same is being delivered in accordance with the requirements set forth in this Agreement.

ARTICLE IV

CLOSING

4.1          Time and Place. Closing of the transaction contemplated hereby ("Closing") shall be held by mail-in escrow at the offices of First American (633 Third Avenue, New York, New York 10017-6706, Attention: Stephen Farber) at 11:00 a.m. on the date which is the latter of fifteen (15) days after the Due Diligence Date or the date on which Purchaser is in receipt of the requested estoppel certificates or Seller delivers its own estoppels for the Leases identified as items 3, 4 and 5 on Exhibit A-3 for which Seller has not received an estoppel certificate from the tenant. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions. In the event Seller shall be unable to perform all of its obligations pursuant to Section 4.2, either party may, at its option, elect to adjourn the date of Closing for up to but not more than thirty (30) days.

4.2          Seller's Obligations at Closing. At Closing, Seller shall:

(a)          deliver to Purchaser two (2) Bargain and Sale Deeds, each with Covenant Against Grantor’s Acts (the "Deeds"), each in the form of Exhibit B attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form, one such Deed conveying only the SA Parcel and Improvements located thereon to Purchaser, and the other such Deed conveying only the Ground Leased Parcel and Improvements located thereon to Purchaser, in each case subject only to the Permitted Exceptions, together with all transfer tax returns and other documents required in connection with the delivery and recording of the Deed. It is agreed that Purchaser shall have the right to designate different grantees for each such deed.

(b)          deliver two (2) Assignment and Assumption of the Leases, each in the form of Exhibit C attached hereto and made a part hereof, one such Assignment and Assumption of Lease assigning to Purchaser all of Seller’s rights, title and interests in and to the Leone Ground Lease and the other such Assignment and Assumption of Lease assigning to Purchaser all of Seller’s rights, title and interests in and to the Regard Ground Lease. It is agreed that (i) Purchaser shall have the right to designate different assignees for each of the Leone Ground Lease and the Regard Ground Lease; and (ii) if, at Closing, Seller is not the tenant of record under either or both such Leases, then Seller shall cause the tenant of record to deliver the Assignment and Assumption of the Leases referenced in this subparagraph “(b).”

(c)          deliver an Assignment of Lease for the Lease identified as item 1 on Exhibit A-3, in the form of Exhibit C-1 attached hereto and made a part hereof; and Seller shall also deliver an Assignment of Lease for the Lease identified as item 3 on Exhibit A-3, also in the form of Exhibit C-1 attached hereto and made a part hereof. It is agreed that Purchaser shall have the right to designate different assignees for each of the Assignment of Leases referenced in this subparagraph “(c).”

(d)          deliver to Purchaser a duly executed Bill of Sale and Assignment (the "Bill of Sale") in the form of Exhibit D attached hereto and made a part hereof with respect to the Personal Property without warranty, expressed or implied, as to merchantability and fitness for any purpose, subject to review of any personal property to be included;

(e)          if Purchaser elects to assume any Service Contracts, join with Purchaser in the execution and acknowledgment of an Assignment and Assumption of the approved Service Contracts (the "Assignment of Contracts") in the form of Exhibit E attached hereto and made a part hereof with respect to the Property;

(f)          deliver to Purchaser a FIRPTA Affidavit in the form of Exhibit F attached hereto and made a part hereof, duly executed by Seller, stating that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

(g)          deliver to Purchaser a notice letter to tenants (the “Tenant Notice Letter”) in the form of Exhibit G attached hereto and made a part hereof.

(h)          deliver to Purchaser a 1099S Real Estate Transaction Form;

(i)          deliver to Purchaser such evidence as Purchaser's counsel and/or First American may reasonably require as to the due formation and existence in good standing of Seller and the authority of the person or persons executing documents on behalf of Seller;

(j)          deliver to Purchaser possession of the Property, with all keys and security system codes to the Property in Seller's possession;

(k)          deliver to Purchaser the approved Service Contracts (if any) and all warranties, licenses and permits, if any, in the possession of Seller or Seller's agents, together with such Property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, said Service Contracts to be terminated by Seller;

(l)          deliver an original certificate to Purchaser confirming that Seller's representations and warranties under Section 5.1 remain true and correct in all material respects as of the date of the Closing, such certificate to be subject to the limitations provided herein;

(m)          deliver such additional documents (including, without limitation, the original Leases to the extent in Seller’s possession) as shall be reasonably required by Purchaser and/or First American to consummate the transaction contemplated by this Agreement, including, without limitation, Seller’s delivery, at Seller’s sole cost and expense, of estoppel certificates from the tenants of the Leases identified in items 1 and 3 of Exhibit A-3 in the form set forth in Exhibit H-1 and H-2; and also from the landlords of both the Leone Ground Lease and the Regard Ground Lease and on the terms provided therein, in each case complying with the provisions of Section 4.6 and dated not more than ten (10) days prior to the date of Closing in the form set forth in Exhibit H-3. As to both the Leone Ground Lease and the Regard Ground Lease, Seller shall strictly comply with the provisions of Article XII of each of these Leases in requesting estoppel certificates from the landlords thereunder, but in the event Seller is unable to obtain an estoppel certificate from either of said landlords within ten (10) days after such landlords have received Seller’s request, then Seller shall deliver, and Purchaser shall accept, a Seller’s estoppel certificate the terms of which shall survive the Closing for twelve (12) months. As to the Lease identified in item 3 of Exhibit A-3, Seller shall strictly comply with the provisions of Section 18.1 of said Lease in requesting an estoppel certificate from the tenant thereunder, but, in the event Seller is unable to obtain an estoppel certificate from such tenant within ten (10) days after such tenant shall have received Seller’s request, then Seller shall deliver, and Purchaser shall accept, a Seller’s estoppel certificate the terms of which shall survive the Closing for twelve (12) months.

4.3	Purchaser's Obligations at Closing. At Closing, Purchaser shall:

(a)          pay to First American (with instructions to pay to Seller) the balance of the Purchase Price payable at Closing, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above;

(b)          join Seller in execution of the instruments described above;

(c)          deliver an original certificate to Seller confirming that Purchaser's representations and warranties under Section 5.3 remain true and correct in all material respects as of the date of the Closing, such certificate to be subject to the limitations provided herein.

(d)          deliver to Seller such evidence as Seller's counsel and/or First American may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

(e)          deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement

4.4	Credits and Prorations.

(a)          With respect to the Property, Seller shall be entitled to all income produced from the operation of the Property which is allocable to the period prior to the date of Closing and shall be responsible for all expenses allocable to that period; and Purchaser shall be entitled to all income and (solely with regard to Service Contracts or other obligations accepted and expressly assumed by Purchaser at Closing) responsible for all expenses allocable to the period beginning at 12:01 A.M. on the date of Closing. At the Closing, all items of income and expense with respect to the Property listed below shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereafter, it being agreed that the following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

(i)	taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(ii)	Purchaser shall receive a credit in the amount of $429,956.30, said amount representing the unpaid construction payment due to TSA Stores, Inc. pursuant to Lease Between Trinity Place Holdings, Inc. and TSA Stores, Inc. dated December 17, 2012, Exhibit C, Section 6 as described on Exhibit A-3. The amount of the credit is subject to reduction in the event additional payments are made to TSA Stores, Inc. prior to Closing, evidence of said payments to be furnished on or before closing.

(iii)	payments under the approved Service Contracts (if any);

(iv)	gas, electricity and other utility charges (including but not limited to fuel oil, water rates or sewer rents) for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

(v)	any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located (including, but not limited to, rents, security deposits and other revenues derived from the Leases, if, as and when collected); without limiting the generality of the foregoing, Seller shall pay (or Purchaser shall, at Closing, receive a credit for) the leasing commission due RIPCO in connection with the lease identified as item 1 on Exhibit A-3.

(vi)	any unpaid pre-closing lease payments due to the respective landlords pursuant to the Regard Ground Lease and/or the Leone Ground Lease.

(b)	Notwithstanding anything contained in the foregoing provisions:

(i)	At Closing, (A) Seller shall, at Seller's option, either deliver to Purchaser any security deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such security deposits (to the extent such security deposits are not properly applied against delinquent rents or otherwise as provided in the Leases), and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits the Seller posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits. At Closing, Seller will execute and deliver such transfer documents as may be required to assign to Purchaser all security deposits evidenced by letters of credit or other non-cash instruments. Unless paid by the applicable tenant, Seller will provide Purchaser with a credit for any transfer fees charged by the issuing institutions; if Seller provides Purchaser with a credit and the fee is otherwise payable by the tenant, Purchaser agrees to request payment from tenant and, if paid, to turnover such payment to Seller.

(ii)	If taxes and assessments for the current year or any prior year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing; this provision shall survive Closing.

(iii)	Seller shall receive the entire advantage of any discounts for the prepayment by it of any taxes, water rates or sewer rents.

(iv)	As to gas, electricity and other utility charges referred to above, Seller shall pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

(c)          All prorations and adjustments described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing and shall be evidenced by written closing statement signed by Seller and Purchaser. The provisions of this Section 4.4 shall survive Closing for 180 days.

4.5          Closing Costs. Seller shall pay (a) the fees of any counsel representing Seller in connection with this transaction; (b) pay any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and (c) for the cost of obtaining the Preliminary Title Report, the Survey and the New Survey. Purchaser shall (i) pay the fees of any counsel representing Purchaser in connection with this transaction; (ii) pay the basic premium for the owner's policy of title insurance and any endorsements to the owner's policy of title insurance to be issued to Purchaser by First American at Closing; (iii) pay the cost of updating the New Survey (if Purchaser obtains an update of the New Survey); and (iv) pay the fees for recording the deed conveying the Property to Purchaser. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6          Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment, on or before the date of Closing, of all of the following conditions, any or all of which may be waived by Purchaser (but only by written notice) in its sole discretion:

(a)          Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to those provided in Section 4.2.

(b)          All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement).

(c)          Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

(d)          As a condition of Purchaser’s obligation to close, Seller shall obtain and deliver the estoppel certificates set forth in Section 4.2(m). . Seller agrees that, in order to satisfy the condition stated in this subsection (d), each of such foregoing estoppels must be in the form set forth in Exhibits H-1, H-2 and H-3. In the event Seller is unable to obtain an estoppel certificate from either the landlords of both the Leone and the Regard Ground Lease or from the Tenant of the Lease identified in item 3 of Exhibit A-3, then Seller shall deliver, and Purchaser shall accept, a Seller’s estoppel certificate the terms of which shall survive the closing for twelve (12) months. Seller, promptly after receipt thereof, shall deliver each executed estoppel certificate to the Purchaser. In the event Seller adjourns the date of Closing pursuant to any provision of this Agreement entitling Seller to do so, and such adjournment results in any estoppel certificate being dated more than ten (10) days prior to the adjourned date of Closing (hereafter, a “Stale Estoppel”), such Stale Estoppel shall no longer satisfy the conditions of this Section 4.6(d), and Seller shall be obligated to obtain a new, replacement estoppel, dated not earlier than ten (10) days prior to the adjourned date of Closing, in order to satisfy the conditions stated in this Section 4.6(d).

(e)          No Lease shall have been terminated or the premises demised thereby surrendered; nor shall any tenant have ceased operating for business at the Property; nor shall any such tenant have filed for protection under the United States Bankruptcy Act.

(f)          Subject only to payment of its premiums for same, First American shall be prepared to issue at Closing (or prepared to unconditionally commit to issue at Closing, with no “gap”) its title policy insuring that (i) Purchaser owns fee title to both the SA Parcel and the Ground Leased Parcel; and (ii) Purchaser has a valid and marketable ground leasehold estate in and to the lands that are demised under each of the Leone Ground Lease and the Regard Ground Lease, in each case subject only to the Permitted Exceptions.

(g)          Purchaser shall have received the results of its “Phase 2” environmental investigations in accordance with the Access Agreement for both the SA Parcel and the Ground Leased Parcel, and Purchaser shall have determined, in Purchaser’s sole and absolute discretion, that such results are acceptable.

4.7          Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)          Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)          Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

(c)          All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(d)          Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1          Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

(a)          Seller has not actually received prior to the Effective Date any written notification from any governmental or public authority that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws where such violation remains outstanding.

(b)          As of the date hereof, Seller has no actual knowledge of any pending or contemplated claims, litigation, condemnation, administrative actions or other legal proceedings, which might affect the Property in a materially adverse manner.

(c)          Seller has been duly organized and is validly existing and in good standing under the laws of the State of its organization. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

(d)          Seller has delivered to Purchaser true, correct and complete copies of all of the Leases. Except for the Leases and contracts affecting title to the Property and filed of public record, there are, to Seller's actual knowledge, no other agreements binding upon Seller and affecting the Property as of the date hereof which would be binding upon Purchaser after the Closing.

(e)          Seller is currently subject to a pending bankruptcy proceeding (the “Bankruptcy Action’) in the United States Bankruptcy Court for the District of Delaware (Case No. 11-13511 (KJC)). Any necessary approvals from the Bankruptcy Court for the sale of the Property have been obtained and the execution of this Agreement and the sale of the Property does not require any hearing or additional order by the Bankruptcy Court.

(f)          OFAC. Seller represents and warrants to Purchaser that neither Seller nor any affiliate or representative of Seller, nor any Person directly or indirectly holding any legal or beneficial interest whatsoever in Seller (collectively “Seller Parties”) is, or at anytime during the term of this Agreement shall be: (i) a Person with whom a United States Person or financial institution established under the laws of the United States is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive order (including without limitation, executive orders and lists published by the United States Office of Foreign Asset Control with respect to “Specially Designated Nationals and Blocked Persons”) or otherwise, (ii) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, (iii) in violation of any provisions of the USA Patriot Act, Pub. L. No. 107-56. For purposes of this paragraph “Person” means any individual, partnership, corporation, limited liability company, trust or other entity, and “United States Person” means a person that is a citizen or resident of the United States, a corporation, partnership, limited liability company, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. Seller covenants and agrees to deliver to Purchaser any certification or other evidence requested from time to time by Purchaser, in its sole discretion, confirming Seller’s compliance with the provisions of this Section.

(g)          Seller has not received any notice of default, and Seller is not aware of any default, under any of the Leases (identified on Exhibit A-3) or the leasehold mortgage (identified on Exhibit I).

(h)          The representations and warranties set forth in Section 5.1 shall survive the Closing and the delivery of the Deed for six (6) months. In the event Purchaser has not given written notice to Seller of a claim based on breach of a representation or warranty or covenant set forth in this Agreement within six (6) months after the Closing Date (and filed an action in court to enforce such claim within three (3) months after having given written notice to Seller), Purchaser agrees that Seller shall be fully released and discharged from any liability whatsoever arising out of the representations, warranties and covenants set forth in this Agreement.

(i)          Notwithstanding anything to the contrary, Seller shall have no liability to Purchaser for a breach of any representation or warranty hereunder if the breach in question is based on a condition, state of facts or other matter which was actually known or disclosed in writing to Purchaser on or prior to the Effective Date.

(j)          Notwithstanding anything to the contrary contained in this Agreement, Seller shall be deemed to have not made any representation or warranty, and Seller shall have no obligation or liability to Purchaser with respect to the inaccuracy or breach of any representation or warranty of Seller hereunder, to the extent such inaccuracy or breach (i) is actually known by Purchaser or any of its agents, attorneys, contractors, or employees (the “Purchaser’s Agents”), (ii) becomes known to Purchaser and/or Purchaser’s Agents after the Effective Date and Purchaser does not promptly thereafter, and in all events, prior to the Closing Date, provide written notice thereof to Seller, or (iii) arise from the act or omission of Purchaser or Purchaser’s Agents or was consented to by Purchaser in writing.

5.2	Covenants of Seller. Seller hereby covenants with Purchaser as follows:

(a)          From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller (i) shall use reasonable efforts to operate and maintain the Property in the same diligent manner that Seller has operated and maintained the Property prior to the Effective Date; and (ii) shall not amend any Lease or enter into any other agreement affecting any portion of the Property, the term of which would extend beyond the Closing or which would impose any burden upon Purchaser.

5.3          Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

(a)          Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

(b)          Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been taken.

(c)          There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

(d)          OFAC. Purchaser represents and warrants to Seller that neither Purchaser nor any affiliate or representative of Purchaser, nor any Person directly or indirectly holding any legal or beneficial interest whatsoever in Purchaser (collectively “Purchaser Parties”) is, or at any time during the term of this Agreement shall be: (i) a Person with whom a United States Person or financial institution established under the laws of the United States is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive order (including without limitation, executive orders and lists published by the United States Office of Foreign Asset Control with respect to “Specially Designated Nationals and Blocked Persons”) or otherwise, (ii) included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended, (iii) in violation of any provisions of the USA Patriot Act, Pub. L. No. 107-56. For purposes of this paragraph “Person” means any individual, partnership, corporation, limited liability company, trust or other entity, and “United States Person” means a person that is a citizen or resident of the United States, a corporation, partnership, limited liability company, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. Purchaser covenants and agrees to deliver to Seller any certification or other evidence requested from time to time by Seller, in its sole discretion, confirming Purchaser’s compliance with the provisions of this Section.

ARTICLE VI

RISK OF LOSS

6.1          Minor Damage. Seller shall notify Purchaser of any loss or damage to the Property, or any condemnation affecting the Property, promptly after any such event occurs. In the event of loss or damage to the Property or any portion thereof (the "premises in question") which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller, at its sole expense, either (a) performs any necessary repairs to restore the Property to its condition as of the Effective Date, or (b) at Seller's option, provided that Seller shall have in effect as of the date of such casualty an insurance policy covering the full replacement cost of the improvement, assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty, rental loss or other insurance policies relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time (not to exceed sixty (60) days unless otherwise agreed to by Purchaser) in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

6.2          Major Damage. In the event of a "major" loss or damage, or in the event of any taking by eminent domain of any portion of the Property Purchaser may terminate this Agreement by written notice to Seller, in which event the Down Payment shall be returned to Purchaser, whereupon, this Agreement shall be of no further force or effect, except as otherwise expressly provided. If Purchaser elects not to terminate this Agreement within one hundred and twenty (120) days after Seller sends Purchaser written notice of the occurrence of major loss or damage together with a written estimate of the cost to restore the Property, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty, rental loss and other insurance policies or condemnation awards relating to the Property in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time (not to exceed one hundred and twenty (120) days unless otherwise agreed to by Purchaser) in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller's insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 6.1 and 6.2, "major" loss or damage refers to either (x) any loss or damage that would allow a tenant under any Lease to terminate its Lease or abate its rent, or (y) any loss or damage to the Property or any portion thereof such that the time to repair and restore the premises in question would exceed one hundred and twenty (120) days and the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million, Two Hundred Fifty Thousand Dollars and No/100 Dollars ($1,250,000.00). If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

ARTICLE VII

COMMISSIONS

7.1          Brokerage Commissions. Seller agrees to pay to Calkain Companies (the "Broker") a brokerage commission in the amount set forth by separate agreement between Seller and the Broker in the event the transaction contemplated by this Agreement is consummated, but not otherwise. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1          No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees, except as expressly stated herein, that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

8.2          Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. UPON CLOSING, EXCEPT FOR MATTERS INCLUDED IN SUCH REPRESENTATIONS, WARRANTIES, OR COVENANTS, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL, SUBJECT TO THE TERMS HEREOF, BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

ARTICLE IX

ESCROW

9.1          The Down Payment shall be held by First American, as Escrow Agent, in escrow upon the terms and conditions stated in this Agreement, including, without limitation, the following terms and conditions:

(a)          It is agreed that:

(i)          the duties of the Escrow Agent are only as herein specifically provided and, except for the provisions of subparagraph (b) hereof, are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence as long as the Escrow Agent has acted in good faith;

(ii)         in the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by either of the parties hereto or their successors;

(iii)        the Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so;

(iv)        the Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by it, Seller and Purchaser;

(v)          Seller and Purchaser shall jointly and severally reimburse and indemnify the Escrow Agent for, and shall hold it harmless from and against, any and all loss, liability, cost or expense, including, without limitation, reasonable attorneys’ fees and disbursements and reasonable court costs and expenses of defending any claim or liability, incurred by it, or arising out of or in connection with its acceptance of, or its performance of its duties and obligations under this Agreement except to the extent caused by its willful misconduct or gross negligence; and

(vi)        Seller and Purchaser each hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder other than gross negligence or willful misconduct.

(b)          The Escrow Agent is acting as a stakeholder only with respect to the Down Payment. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Down Payment, the Escrow Agent shall not be required to make any delivery but, in such event, the Escrow Agent may hold the same until receipt by the Escrow Agent of an authorization in writing, signed by all of the parties having an interest in such dispute, directing the disposition of the Down Payment, in the absence of such authorization, the Escrow Agent may hold the Down Payment until the final determination of the rights of the parties in an appropriate proceeding. The Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Down Payment. Upon making delivery of the Down Payment and all interest earned thereon in accordance with the provisions hereof, the Escrow Agent shall have no further liability hereunder.

(c)          The Escrow Agent has executed this Agreement solely to confirm that the Escrow Agent has received the Down Payment and that it shall hold the Down Payment in escrow pursuant to the provisions of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1          Confidentiality. Purchaser and its representatives, and Seller and its representatives shall hold in strictest confidence all data and information obtained with respect to each other’s business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that either party may disclose such data and information to its employees, consultants, accountants, investors, potential investors, lenders, potential lenders and attorneys, provided that such persons are instructed in writing to treat such data and information confidentially. In the event this Agreement is terminated because either party fails to perform hereunder, that party (the “Offending Party”) shall promptly return to the other party (the “Damaged Party”) any statements, documents, schedules, exhibits or other written information obtained from same in connection with this Agreement or the transaction contemplated herein. In the event of a breach by either party or its agents or representatives of this Section 10.1, the Damaged Party shall be entitled to an injunction restraining the Offending Party or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting either party from pursuing any other available remedy at law or in equity for such breach. The provisions of this Section 10.1 shall survive termination of this Agreement but shall not survive Closing.

10.2          Public Disclosure. Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

10.3          Discharge of Obligations. The acceptance of the Deeds by Purchaser and the Purchase Price by Seller shall be deemed to be a full performance and discharge of every representation and warranty made by the other party herein and every agreement and obligation on the part of such party to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4          Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion; provided, however, Purchaser may assign this Agreement, without Seller's consent, to an entity (or entities) controlled by, controlling, or under common control with Purchaser as long as (a) original Purchaser shall remain liable for the performance of all of Purchaser's obligations under this Agreement; (b) Seller shall incur no additional expense on account of such assignment; and (c) Purchaser shall disclose the identity of such assignee to Seller not later than two (2) business days prior to the Closing. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement but if such assignment or transfer was done by Purchaser with the intent to violate this provision and trigger such termination right, then Seller may pursue any remedy available at law or in equity as a result of such assignment or transfer

10.5      Tax Free Exchange.

A.          Should Seller wish to exchange one or more parcels of like-kind property in a transaction qualifying as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, then so long as it shall not cause Purchaser any additional cost or expense beyond nominal sums, delay the closing of title, require Purchaser to take any action that would operate to reduce or impair Purchaser’s rights under the Agreement or that would increase or materially and adversely alter Seller’s obligations under the Agreement, Purchaser agrees as follows: to reasonably cooperate with Seller to effect such exchange; that Seller may assign its right but not its obligations under this contract to a Qualified Intermediary for purposes of Treasury Reg. Section 1.1.3(k)-1(g)(4); and that Purchaser shall consent to such assignment of the Property from such Qualified Intermediary, if so required or requested.

B.          Seller also agrees to cooperate with Purchaser to permit the conveyance of the Property to be consummated as a part of a transaction intended by Purchaser to qualify as a tax-free exchange under Section 1031 of the Internal Revenue Code and in conjunction therewith to execute such documents as Purchaser may reasonably request (such cooperation may include, without limitation, accepting the Purchase Price from a party other than Purchaser) to the extent that there is no delay in the Closing. In no event, however, shall (a) Seller bear any expense associated with the exchange transaction, (b) Seller be obligated to take title to Purchaser’s exchange property, (c) the consummation of such tax-free exchange delay the Closing and (d) Seller have any liability to Purchaser or any other party for the qualification of the exchange transaction for tax-free exchange treatment under Section 1031 of the Internal Revenue Code or under any other provision. Purchaser agrees to indemnify and hold Seller harmless from any cost, action, expense, or liability caused solely by Seller’s accommodation of Purchaser’s request for a tax-free exchange transaction.

10.6      Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery (such as, without limitation, Federal Express or UPS courier service), or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date delivered to the delivery service or deposited in the United States Mail (as the case may be). Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	Trinity Place Holdings, Inc.
1 Syms Way
Secaucus, New Jersey 07094
(201) 902-9600

with a copy to:	Russ F. Jellinek, Esq.
Sall & Geist
One North Lexington Avenue
White Plains, New York 10601
(914) 644-8300
Email: Rjellinek@ssg-law.com

If to Purchaser:	KRC Acquisition Corp.
3333 New Hyde Park Road, Suite 100
P.O. Box 5020
New Hyde Park, NY 10042-0020
Attention: Raymond Edwards
(516) 869-2586
Email: redwards@kimcorealty.com

with a copy to:	KRC Acquisition Corp.
3333 New Hyde Park Road, Suite 100
P.O. Box 5020
New Hyde Park, NY 10042-0020
Attention: Michael E. Parry, Esq.
Email: mparry@kimcorealty.com

If to First American:	First American Title Insurance Company of New York
633 Third Avenue
New York, NY 10017-6706
Attention: Stephen Farber
(212) 551-9402
Email: SFarber@FirstAm.com

10.7          No Offer. The mailing, delivery or negotiation of this Agreement by either party or its agent or attorney shall not be deemed an offer by that party to enter into any transaction or to enter into any other relationship with the other party, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon either party, nor shall either party have any obligations or liabilities or the other party any rights with respect thereto, or with respect to the Property, unless and until both parties have executed and delivered this Agreement. Until such execution and delivery of this Agreement, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

10.8            Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.9            Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.10          Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.11          Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.11 shall survive Closing.

10.12          Counterparts. This Agreement may be executed by email (in so-called “pdf” format) and in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

10.13          Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.14          Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN THE STATE OF NEW YORK. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.14 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

10.15          No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.16          Captions. The Section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any Section or any subsection hereof.

10.17          Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.18          Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.19          Attorney’s fees. The prevailing party to any action or proceeding between Purchaser and Seller with respect to the interpretation of or breach of this Agreement or the transaction contemplated hereunder shall be entitled to have and recover all reasonable costs, expenses, and attorneys' fees, paralegal fees, expert witness fees and other costs of litigation incurred in connection therewith.

10.20          Tax Abatement. If, as a result of a rebate, credit or refund of real estate taxes, Seller shall be entitled to the portion of same applicable to the period prior to the Closing. Should Purchaser receive, after the Closing, any such credit or refund applicable to the period prior to the Closing, Purchaser shall promptly pay same to Seller unless it is offset by an assessment of equal value.

10.21          Regarding Defaults. If Closing does not take place because of Purchaser’s default under this Agreement, the Down Payment shall be given and/or paid to Seller as liquidated damages. The receipt of these damages shall be Seller’s sole and exclusive remedy and satisfaction for such default or any other default; and upon such receipt, this Agreement shall be null and void and of no further force or effect whatsoever. If Closing shall occur, the Down Payment and all interest earned thereon shall be applied to the Purchase Price. In all other events, the Down Payment shall be returned to Purchaser. If Purchaser brings a specific performance action or other action or if either party brings an action to recover the Down Payment, the non-prevailing party shall (notwithstanding the “exclusive remedies” language set forth in this paragraph) pay the prevailing party’s reasonable legal fees, disbursements and court costs expended to obtain a judgment. If Closing does not occur as a result of the default of Seller, then Purchaser shall, at its option, have the right to elect specific performance or to cancel this Agreement and obtain the return of the Down Payment; in which event Seller shall be liable to reimburse Purchaser on demand for all third party expenses incurred by Purchaser in connection with the Property, including without limitation any costs of survey, title, environmental or physical inspections and attorneys’ fees (and such reimbursement obligation shall survive termination of this Agreement). For purposes of the foregoing sentence, a material breach of any representation or warranty of Seller in this Agreement shall be deemed a default of Seller.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date.

SELLER:

Trinity Place Holdings, Inc.,
a Delaware corporation

/s/ Mark D. Ettenger
By:	Mark D. Ettenger
Its:	CEO

PURCHASER:

KRC Acquisition Corp.

/s/ Raymond Edwards
By:	Raymond Edwards
Its:	Vice President

ESCROW AGENT:

First American Title Company of New York

/s/ Stephen Farber
By:	Stephen Farber
Its:	Senior Vice President-New York
Division

EXHIBITS

Exhibit A-1:	Legal Description of Land

Exhibit A-2:	Personal Property

Exhibit A-3:	Leases

Exhibit B:	Bargain and Sale Deed with Covenant’s Against Grantor’s Acts

Exhibit C:	Assignment and Assumption of Leases

Exhibit C-1	Assignment of Lease

Exhibit D:	Bill of Sale

Exhibit E:	Assignment and Assumption of Contracts

Exhibit F:	FIRPTA Affidavit

Exhibit G:	Tenant Notice Letter

Exhibit H-1:	Estoppel Certificate

Exhibit H-2	Estoppel Certificate

Exhibit H-3	Estoppel Certificate

Exhibit I	Permitted Exceptions